UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2006
eXegenics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26648	75-2402409
(Commission File Number)	(IRS Employer Identification No.)

1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York	14534
(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4368

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

(a) As previously announced, on August 14, 2006, eXegenics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with a group of investors led by Phillip Frost, M.D, for the sale of shares of the Company’s common stock. The shares of common stock to be issued to the purchasers will constitute, upon issuance, 51% of the issued and outstanding shares of common stock of the Company, on a fully-diluted basis. Effective November 30, 2006, the parties to the Purchase Agreement executed an amendment to the Purchase Agreement, which amendment consents to the assignment of certain of the purchase obligations and extends the outside date for consummation of the transactions described in the Purchase Agreement to March 31, 2007.

The description above is qualified in its entirety by reference to the Amendment to the Stock Purchase Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Additional Information
In connection with the proposed sale and issuance of shares of eXegenics common stock and amendment of eXegenics's certificate of incorporation, eXegenics will file a proxy statement with the Commission. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by eXegenics at the Commission's web site at www.sec.gov. The  proxy statement and such other documents may also be obtained free of charge from eXegenics Inc. by directing such request to eXegenics Inc., 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534, tel: (585) 218-4368.

eXegenics and certain of its directors, executive officers and other members of its management and employees may be considered to be soliciting proxies from eXegenics stockholders in favor of the proposed sale and issuance of shares of eXegenics common stock and amendment of eXegenics's certificate of incorporation. INFORMATION CONCERNING PERSONS WHO MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF EXEGENICS’ STOCKHOLDERS UNDER THE RULES OF THE COMMISSION IS SET FORTH IN THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF EXEGENICS INC. FILED BY EXEGENICS WITH THE COMMISSION ON DECEMBER 13, 2005. Updated information concerning these persons will be available in the proxy statement.

(b) On December 4, 2006, eXegenics, Inc. (the “Company”) entered into an amendment to the Stockholders Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Amendment”).

In June of 2003, the Company adopted a stockholders rights plan (the "Rights Plan"). Under the Rights Plan, each holder of the Company’s common stock as of the close of business on June 9, 2003 received one right for each share of common stock held. Each right entitles the holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $4.50, which price is subject to adjustment. If a person acquires beneficial ownership of 15 percent or more of the Company’s common stock, each right entitles the holder (other than the acquiring person or members of an acquiring group) to purchase, at the right’s then current exercise price, a number of shares of the Company’s common stock having a market value of twice such price. As previously announced, on August 14, 2006, the Company entered into the Purchase Agreement with a group of investors led by Phillip Frost, M.D, for the sale of shares of the Company’s common stock. The shares of common stock to be issued to the purchasers will constitute, upon issuance, 51% of the issued and outstanding shares of common stock of the Company, on a fully-diluted basis.

Pursuant to the Amendment, the purchasers under the Purchase Agreement described above will not be deemed to be “Acquiring Persons” under the Rights Plan, so that a closing of the transactions contemplated by the Purchase Agreement will not be a triggering event giving rise to purchase rights under the Rights Plan.

The description above is qualified in its entirety by reference to the Amendment to Stockholder Rights Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

The information set out in subparagraph (b) of the response to item 1.01 above is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1 Amendment to Stock Purchase Agreement

99.1 Amendment to Stockholders Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics, INC.

December 4, 2006	By:	/s/ John A. Paganelli
John A. Paganelli, Chairman of the Board, Chief Executive Officer (Interim) Chief (Principal Executive Officer)